FINAL FOR RELEASE

ZVUE Appoints Two Directors to Board

SAN FRANCISCO, Calif., March 4, 2008 -- ZVUE Corporation (NASDAQ: ZVUE) a global digital entertainment company, today announced the appointment of Mitchell Koulouris and Allan Grafman to its Board of Directors.

“I am thrilled to have Mitch and Allan joining our Board,” said Jeff Oscodar, president and CEO of ZVUE Corporation. “Mitch’s expertise in the digital entertainment industry and entrepreneurial savvy will bring tremendous insight to ZVUE, and Allan brings more than 30 years of experience leading and advising content, media and communications companies. I look forward to working closely with both of them.”

Mr. Koulouris was the founder and former CEO of Digital Music Group, Inc. (DMGI), a content owner and global leader in the digital distribution of independently owned music and video. Prior to founding DMGI he was founder, CEO and chairman of Digital Musicworks International, Inc., a digital music distributor and aggregator that was among the first to provide digital distribution services to independent music labels worldwide. Mr. Koulouris was also founder, CEO and Chairman of Informant Communications Group, Inc., an award-winning technology magazine publisher that specialized in developer-oriented publications and community development.

Mr. Grafman is president of All Media Ventures, a consulting and advisory firm for media companies and private equity investors, and an operating partner of Mercury Capital Partners, a private equity fund investing in media, entertainment and internet ventures. Previously, he served as president of Archie Comics Entertainment, executive vice president and CFO of Hallmark Entertainment and CEO of Modelwire, a digital media company delivering model picture portfolios to advertising agencies. Mr. Grafman has also served as a vice president at Tribune Entertainment and Capital Cities Cable.

In conjunction with the new board appointments, Geoff Mulligan and David Hadley have both stepped down from the Board. “Geoff’s and David’s counsel and insight has been invaluable in helping ZVUE since its inception,” said Oscodar. “Geoff has served on the board of ZVUE and its predecessors since 2002. David was also a founding director who rejoined the board in 2006 in conjunction with our becoming a public company. We are deeply grateful for their service, contributions and guidance, and I look forward to continuing to have their counsel informally.”

About ZVUE Corporation
ZVUE Corporation (NASDAQ: ZVUE) is a global digital entertainment company. Its ZVUE Network (comprised of eBaumsWorld.com, Putfile.com , Holylemon.com , UnOriginal.co.uk , YourDailyMedia.com , Dorks.com , FunMansion.com and ZVUE.com ) is consistently among the top-five companies providing user-generated video online and ranked in the top 50 online entertainment companies overall by comScore. ZVUE™ personal media players are mass-market priced and currently available for purchase online and in Wal-Mart stores throughout the U.S. For more information, visit www.zvue.com.

HandHeld Entertainment, ZVUE, ZVUE.com, ZVUE Networks, Putfile.com, Holylemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com and FunMansion.com are trademarks of HandHeld Entertainment. All other trademarks are property of their respective owners.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as expects,” plans” will,” may,” anticipates,” believes,” should,” intends,” estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with ZVUE Corporation’s ability to successfully commercialize its new technologies as well as risk factors set forth from time to time in ZVUE Corporation’s filings with the United States Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, and other filed reports which are available on the SEC’s website at www.sec.gov. All forward-looking statements included in this release are made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements.

MEDIA AND INVESTOR CONTACT:
Scott Wilson, 415-785-7945, ir@zvue.com